SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2004

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey (Address of principal executive offices)		07719 (Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	Exhibits:

Exhibit 99.01 Presentation at the AGA Financial Forum (furnished pursuant to Item 9).

Item 9. Regulation FD Disclosure

On May 3, 2004 registrant presented a corporate overview at AGA Financial Forum at Naples, Florida. The slides used at the meeting are furnished herewith as exhibit 99.01.

The presentation slides are incorporated by reference in this Item 9. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, all of the information in the presentation materials is presented as of May 3, 2004, and the registrant does not assume any obligation to update such information in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: May 3, 2004	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.01:	Presentation to the AGA Financial Forum (furnished pursuant to Item 9).